Exhibit 1.1

[_________] SHARES of Common Stock

STARTON HOLDINGS, INC.

UNDERWRITING AGREEMENT

[__], 2026

Sentinel Brokers Company, Inc.

As the Representative of the

Several underwriters, if any, named in Schedule I hereto

c/o Sentinel Brokers Company, Inc.
102 Xanadu Place
Jupiter, FL 33477

Ladies and Gentlemen:

The undersigned, Starton Holdings, Inc., a company incorporated under the laws of Delaware (collectively with its subsidiaries, including without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries of Starton Holdings, Inc., the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which Sentinel Brokers Company, Inc. is acting as representative to the several Underwriters (the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Public Shares as soon as the Representative deems it advisable to do so. The Public Shares are to be initially offered to the public at the public offering price set forth in the Prospectus.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Shares and, if any, the Option Shares in accordance with this Agreement.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Time” means [____] P.M. New York City time, on [__], 2026 or such other time as agreed by the Company and the Representative.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Closing Shares pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Shares, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means CBIZ CPAs P.C., with offices located at 5959 Rockside Woods Blvd., North, Suite 600, Cleveland, Ohio 44131.

“Company Counsel” means Fox Rothschild LLP, with offices located at 2001 Market Street, Suite 1700, Philadelphia, Pennsylvania 19103.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted or ratified for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) the Underwriter Warrants and shares issuable upon exercise of the Underwriter Warrants, (c) the filing of any registration statement on Form S-8 with respect to the registration of securities to be issued pursuant to any stock or option plan described in clause (a), (d) the filing of a registration statement to register the resale of (1) shares issuable upon exchange of the Exchangeable Shares of the Company or (2) shares issued in one or more private placements prior to the Closing Date, and (e) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers and directors and holders of 5% or more of the Company’s issued and outstanding Common Stock and Common Stock Equivalents prior to the consummation of this Offering, in the form of Exhibit C attached hereto.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Option Closing” means the closing of the purchase and sale of the Option Shares pursuant to Section 2.2.

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” means, if any, any preliminary prospectus relating to the Public Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) at or prior to effectiveness.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Public Shares” means, collectively, the Closing Shares and, if any, the Option Shares.

“Registration Statement” means, collectively, the registration statement prepared by the Company on Form S-1 (File No. 333-292059) with respect to the Public Shares, as amended as of the date hereof, including the Prospectus and, if any, the Preliminary Prospectus, if any, and all exhibits filed with or incorporated by reference into such registration statement, and includes any Rule 462(b) Registration Statement.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Public Shares, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQX or OTCQB (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Lock-Up Agreements and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Investor Services Inc., with offices located at 150 Royall Street, Suite 101, Canton, Massachusetts 02021, and any successor transfer agent of the Company.

“Underwriters’ Counsel” means McGuireWoods LLP, with offices located at 1251 Avenue of the Americas, 20th Floor, New York, New York 10020.

“Underwriter Warrants” means warrants to be issued to the Representative or, at the direction of the Representative, another Underwriter in the form attached as Exhibit E hereto.

“USPTO” means the U.S. Patent and Trademark Office.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate [________] shares of Common Stock (the “Closing Shares”), and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the number of Closing Shares set forth opposite the name of such Underwriter on Schedule I hereof;

(b) The aggregate purchase price for the Closing Shares shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”). The purchase price for one Closing Share shall be $[___] (or 93% of the purchase price per Closing Share offered to the public) (the “Share Purchase Price”); and

(c) On the Closing Date, the Representative shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to the Underwriters’ Closing Purchase Price and the Company shall deliver to, or as directed by, the Underwriters, their respective Closing Shares and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Underwriters’ Counsel or such other location as the Company and Representative shall mutually agree. The Public Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Shares, the Representative is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to [______] shares of Common Stock (the “Option Shares”) at the Share Purchase Price.

(b) In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within forty-five (45) days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (each, an “Option Closing Date”), which will not be later than two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Underwriters’ Counsel or at such other place (including remotely by other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(i) At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(ii) At the Closing Date, and each Option Closing Date, if any, Underwriter Warrants to purchase up to a number of shares of Common Stock equal to 5% of the Closing Shares and Option Shares issued on such Closing Date and Option Closing Date, as applicable, for the account of the applicable Underwriter (or its designees), which Underwriter Warrant shall have an exercise price of $[___], subject to adjustment therein, and registered in the name of the applicable Underwriter;

(iii) At the Closing Date, a legal opinion of (a) Company Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter, (b) intellectual property counsel of the Company addressed to the Underwriters relating to intellectual property matters, and (c) DLA Piper LLP (US) addressed to the Underwriters relating to regulatory matters; in each case, in form and substance reasonably satisfactory to the Representative; and as to each Option Closing Date, if any, a bring-down opinion from Company Counsel in form and substance reasonably satisfactory to the Representative;

(iv) Contemporaneously herewith, a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(v) On the Closing Date and on each Option Closing Date, the duly executed and delivered Officer’s Certificate, substantially in the form required by Exhibit A attached hereto;

(vi) On the Closing Date and on each Option Closing Date, the duly executed and delivered Secretary’s Certificate, substantially in the form required by Exhibit B attached hereto; and

(vii) Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements.

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date and the Option Closing Date, as the case may be, (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(v) by the Execution Date, if required by FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(vi) the Closing Shares and the Option Shares have been approved for listing on the Trading Market; and

(vii) prior to and on each of the Closing Date and each Option Closing Date, if any, (A) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (B) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (C) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (D) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Accurate Disclosure.

(i) the Registration Statement and any post-effective amendment thereto, at the time it became effective and as of the date hereof, complied and will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission,

(ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(iii) the most recent Preliminary Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b), complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission,

(iv) the Prospectus, and any amendments and supplements thereto, at the time it was filed with the Commission pursuant to Rule 424(b), as of the Closing Date and as of any Option Closing Date, as the case may be, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission,

(v) the most recent Preliminary Prospectus that is distributed to investors prior to the Applicable Time, the information included in Schedule II hereto, and the applicable Permitted Free Writing Prospectus(es), if any, all taken together (collectively, the “General Disclosure Package”), as of the Applicable Time, does not and, as of the Closing Date and each Option Closing Date, as then amended or supplemented by the Company, in each case as applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(vi) the Prospectus, as amended or supplemented, if applicable, as of its date, as of the date it is filed with the Commission pursuant to Rule 424(b), as of the Closing Date and as of any Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(vii) no post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission,

(viii) there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus or Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required, and

(ix) All statistical or market-related data included in the Registration Statement, the Prospectus and the General Disclosure Package comply, are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

The representations and warranties set forth in this paragraph (a) do not apply to statements or omissions based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such documents. For purposes of this Agreement, the only information so furnished shall be the information (i) setting forth the amount of the selling concession, and (ii) that appears under the heading “Price Stabilization, Short Positions and Penalty Bids” (collectively, the “Underwriter Information”).

(b) Issuer Free Writing Prospectus. No Permitted Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or the General Disclosure Package, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(c) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Public Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(d) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the Prospectus. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(e) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, except where the failure to be in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which the Company is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law and public policy considerations.

(g) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Public Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or subject, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or subject; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(h) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than those that have already been obtained or made and are still in full force and effect and: (i) the filing with the Commission of the Prospectus, (ii) such filings as are required to be made under applicable securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the FINRA (collectively, the “Required Approvals”) and (iii) and filings with The Nasdaq Stock Market.

(i) Registration Statement. The Company has filed with the Commission the Registration Statement, including any related Prospectus or Prospectuses, for the registration of the Public Shares under the Securities Act, which Registration Statement at each time it was filed or amended, complied in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act. The Registration Statement has been declared effective by the Commission on the date hereof (the “Effective Date”). The Company has filed with the Commission a Form 8-A (File Number 001–[___]) providing for the registration under the Exchange Act of Closing Shares and the Option Shares. The registration of the Closing Shares and the Option Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

(j) Issuance of Shares. The Public Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The holder of the Public Shares will not be subject to personal liability by reason of being such holders. The Public Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Public Shares has been duly and validly taken. The Public Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(k) Capitalization. As of the dates indicated in the Registration Statement and the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column headed “Actual” under the section thereof captioned “Capitalization” and, after giving effect to the Offering and the other transactions contemplated by this Agreement (excluding the sale of the Option Shares, if any), will be as set forth in the column headed “Pro Forma As Adjusted” in such section. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(l) Financial Statements. The financial statements of the Company included in the Registration Statement and Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement and the Prospectus, conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except for a violation which would not reasonably be expected to have a Material Adverse Effect.

(m) Material Changes; Undisclosed Events, Liabilities or Developments. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included within the General Disclosure Package and the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, (vi) no officer or director of the Company has resigned from any position with the Company and (v) there has not been any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise. The Company does not have pending before the Commission any request for confidential treatment of information. Unless otherwise disclosed in the General Disclosure Package or the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(n) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Public Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary, nor to Company’s knowledge any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty that is required to be so disclosed. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company that is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(o) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority having jurisdiction over the Company or any Subsidiary, or to which any of their respective properties or assets is subject or (iii) is or has in the past three (3) years been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(q) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the General Disclosure Package and the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated under “Government Regulation and Product Approval” insofar as they purport to summarize the provisions of the laws referred to therein, are accurate summaries of such laws, agreements, documents or proceedings in all material respects.

(r) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties.

(s) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the General Disclosure Package and the Prospectus and which the failure to do so could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the General Disclosure Package and the Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) License Agreements. The Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property Rights have been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. To the extent that (i) any of the Intellectual Property Rights that are owned by or exclusively licensed to the Company or any of its Subsidiaries is licensed or (ii) any of the Intellectual Property Rights that are owned by or exclusively licensed to the Company or any of its Subsidiaries, and that are treated by the Company or any of its Subsidiaries as confidential, are disclosed, in either case, to any other person by the Company or any of its Subsidiaries, the Company or any of its Subsidiaries, as applicable, has entered into a valid and subsisting written agreement with any such person which contains terms and conditions prohibiting the unauthorized use, disclosure or transfer of such Intellectual Property Rights by such person except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than such agreements that have expired in accordance with their respective terms or are not, and are not expected to be, material to the Company or any of its Subsidiaries, all such agreements are in full force and effect and, to the knowledge of the Company, none of the Company, any of its Subsidiaries or, any other person, is in material default or material breach of its obligations thereunder.

(u) Patents and Patent Applications. All patents and patent applications owned by or licensed to the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has rights and which are necessary and material in the conduct, or proposed conduct, of the business of the Company and its Subsidiaries in the manner described in the Registration Statement, the Prospectus and the General Disclosure Package have been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity or unenforceability with respect to any patents that have issued with respect to such applications. The products and product candidates described in the Registration Statement, the Prospectuses and the General Disclosure Package fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or any of its Subsidiaries. All inventors of patents and patent applications owned by the Company or any of its Subsidiaries have assigned his or her ownership rights in such patents and patent applications to the Company or any of its Subsidiaries and all such assignments have been recorded, or are in the process of being recorded, with the applicable patent office.

(v) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost that could reasonably be expected to have a Material Adverse Effect.

(w) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, none of the executive officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any executive officer, director or such employee or, to the knowledge of the Company, any entity in which any executive officer or director has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case that would be required by the Securities Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus.

(x) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Preliminary Prospectus, (1) the Company has not been advised of (a) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (2) since that date, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(y) Certain Fees. Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company and its affiliates have not entered into any other arrangements, agreements or understandings during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the receipt of any ‘underwriting compensation,’ as defined in FINRA Rule 5110, by any Underwriter. Without limiting the foregoing, except as set forth in the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii)  any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Execution Date, other than the prior payment of $50,000 to the Representative as provided hereunder in connection with the Offering and a termination payment to a third party to terminate an engagement agreement with respect to a potential financing. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(z) Investment Company. The Company is not, and immediately after receipt of payment for the Public Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa) Registration Rights. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(bb) Listing and Maintenance Requirements. The Common Stock will be registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(cc) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Public Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets at Closing, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The General Disclosure Package and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(dd) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted in all material respects in accordance with the terms of the Company’s stock option plan and each such grant was properly accounted for in accordance with generally accepted accounting principles as applied in the United States (“GAAP”) in the financial statements (including the related notes) of the Company.

(ee) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(ff) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements, except to the extent of any inadequacy that would not result in a Material Adverse Effect on the Company. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(gg) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(hh) Accountants. To the knowledge and belief of the Company, the Company Auditor is an independent registered public accounting firm as required by the Exchange Act. The Company Auditor has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(ii) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested and/or distributed by the Company or its Subsidiary (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested an/or distributed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, labeling, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or its Subsidiary, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, the uses of, the distribution of, the manufacturing or packaging of, the testing of, or the labeling of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or its Subsidiary, (iv) enjoins production at any facility of the Company or its Subsidiary, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or its Subsidiary, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or its Subsidiary, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(jj) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent or employee of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(kk) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers prior to the Offering and in the Lock-Up Agreement provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

(nn) FINRA Affiliation. To the Company’s knowledge, no officer, director or any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. The Company will advise the Representative and AFS if it learns that any other officer, director or owner of 10% or more of the Company’s outstanding shares of Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(oo) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or Underwriters’ Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(pp) Board of Directors. The Board of Directors is, and upon completion of this offering will be, comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, by the end of the phase-in period permitted by the rules of the Trading Market, at least a majority of the persons serving on the Board of Directors will qualify as “independent” as defined under the rules of the Trading Market.

(qq) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(rr) Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications and (ii) authorized anyone to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act; “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ss) Smaller Reporting Company. The Company is a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act.

(tt) Cybersecurity.  (i)(x) To the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, in each case, except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(uu) Compliance with Data Privacy Laws. (i) The Company and the Subsidiaries are, and at all times during the last three (3) years were, in compliance in all material respects with all applicable state, federal and foreign data privacy and security laws and regulations, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives in all material respects as required by the Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice in all material respects of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in any material respect in violation of any Privacy Laws and the execution, delivery and performance of the Transaction Documents will not result in a breach of any Privacy Laws or Policies.  Neither the Company nor the Subsidiaries (i) to the knowledge of the Company, has received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

(vv) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Copies of the Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Public Shares other than the Prospectus, the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Securities Act; provided that the Company shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

(b) Filing of Final Prospectus. The Company will file the Prospectus (in form and substance reasonably satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424.

(c) Exchange Act Registration. For a period of three years from the Execution Date, the Company will use its commercially reasonable efforts to maintain the registration of the Common Stock under the Exchange Act. The Company will not deregister the Common Stock under the Exchange Act without the prior written consent of the Representative.

(d) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Shares that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus” and listed on Schedule III hereto. The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request.

4.4 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective during the time when a Prospectus relating to the Public Shares is required to be delivered under the Securities Act, and will notify the Underwriters immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 Expenses of the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees relating to the registration of the Public Shares to be sold in the Offering (including the Option Shares) with the Commission; (b) the filing fees associated with the review of the Offering by FINRA; (c) the fees and expenses relating to the listing of the Closing Shares and Option Shares on the Trading Market; (d) the fees, expenses and disbursements relation to the registration, qualification or exemption of the Closing Shares and Option Shares under the securities or “blue sky” laws of such U.S. states and foreign jurisdictions as the Company and the Representative together determine; (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (f) the costs and expenses of the Company’s public relations firm; (g) the costs of preparing, printing and delivering the Public Shares; (h) fees and expenses of the Transfer Agent for the Public Shares (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; (l) the Underwriters’ costs of mailing prospectuses to prospective investors; (m) the fees and expenses of Underwriters’ Counsel; (n) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (o) the cost for the Underwriters’ use of IPreo’s book-building, prospectus tracking and compliance software (or other similar software) for the Offering; and (p) the Underwriters’ actual “road show” expenses for the Offering; provided that the maximum reimbursable amount payable to the Underwriters pursuant to (m)-(p) above shall not exceed $175,000. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

(a) The Company further agrees that, in addition to the expenses payable pursuant to Section 4.5(a), on the Closing Date it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by the Company from the sale of the Public Shares.

4.6 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.7 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.8 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Shares.

4.9 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10 Accountants. The Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Execution Date. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.11 FINRA. Except as disclosed in the Registration Statement and the Prospectus, the Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of an Underwriter.

4.12 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.13 Securities Laws Disclosure; Publicity. At the request of the Representative, by 9:00 a.m. (New York City time) on the date after the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. (New York City time) on the first business day following the 45th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

4.14 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option.

4.15 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to effect and maintain the listing or quotation of the Common Stock on the Trading Market The Company agrees to use commercially reasonable efforts to effect and maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.16 Tail Financing. The Representative shall be entitled to compensation under clauses 1 and 2 of that certain Engagement Letter dated October 30, 2025 (the “Engagement Letter”), between the Company and the Representative as amended, calculated in the manner set forth therein, with respect to any public or private offering of securities or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Representative introduced to the Company during the Term (as defined in the Engagement Letter) and thereafter had at least one in person telephonic meeting (inclusive of a Zoom meeting) with the Company in which the Company provided a response, if such Tail Financing is consummated at any time within the twelve (12) month period following the termination or expiration of the Engagement Letter in accordance with its terms. If the Tail Financing is not an underwritten offering, the amount of the underwriter discount specified in Section A(1) of the Engagement Letter shall be paid by the Company to the Representative as a cash fee from the proceeds of the Closing. This Section 4.16 is subject to the applicable provisions of Section 7 of this Agreement and will be consistent with FINRA Rule 5110(g)(5).

4.17 Subsequent Equity Sales.

(a) From the date hereof until one hundred eighty (180) days after the Closing Date, without the prior written consent of the Representative, neither the Company nor any Subsidiary shall (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents or any securities convertible into or exercisable or exchangeable for shares of Common Stock or Common Stock Equivalents; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or other commercial lender; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise.

(b) Notwithstanding the foregoing, this Section 4.17 shall not apply in respect of an Exempt Issuance.

4.18 Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Shares or Option Shares, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Shares or Option Shares, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Shares or Option Shares, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any Person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Public Shares (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, any Preliminary Prospectus or the Prospectus (as from time to time each may be amended and supplemented) or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Shares, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically), in each case, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the applicable Underwriter by or on behalf of such Underwriter expressly for use therein. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Shares to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Shares or in connection with the Registration Statement or Prospectus.

6.2 Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter, Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer) and payment of actual expenses. Such Underwriter, Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to any local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified person, in form and substance reasonably satisfactory to such indemnified person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified person.

6.3 Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to any untrue statement or alleged untrue statement of a material fact contained in, or the omission or alleged omission from of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any Preliminary Prospectus, or the Prospectus (as from time to time each may be amended and supplemented) or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Shares, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically) made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto. In case any action shall be brought against the Company or any other Person so indemnified based on the materials referenced above, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, with respect to any claim involving clause (iii) of the Underwriter Information, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Public Shares to be purchased by such Underwriter. The Underwriters’ obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

6.4 Contribution.

(a) Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportion as is appropriate to reflect not only the relative benefits to such party but also the relative fault of the Company, on the one hand, and the Underwriters, as the case may be, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Public Shares pursuant to this Agreement shall be deemed to be in such proportions that such Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Public Shares purchased by such Underwriter. The Underwriters’ obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b) Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified person, in form and substance reasonably satisfactory to such indemnified person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified person. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.4. The contribution provisions contained in this Section 6.4(b) are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange or otherwise available.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States as, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the Offering, sale or delivery of the Public Shares on the Closing Date or any Option Closing Date, as the case may be, in the manner and on the terms described in the General Disclosure Package or to enforce contracts for the sale of securities; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii)  if the United States shall have become involved in a new war or an increase in major hostilities as in the reasonable judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Public Shares on the Closing Date or any Option Closing Date, as the case may be, in the manner and on the terms described in the General Disclosure Package or to enforce contracts for the sale of securities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Public Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Shares or to enforce contracts made by the Underwriters for the sale of the Public Shares; or (ix) in the event the Trading Market refuses to initiate trading or ceases trading of the Common Stock in advance of settlement, the Representative shall have the right to terminate the Offering and return all funds invested in the Offering to the investors.

Notwithstanding anything to the contrary herein, if the Company determines in its reasonable good faith judgment to effect a termination for cause of the Engagement Letter with respect to the Representative, the Company shall have no obligation to pay compensation with respect to any Tail Financing under Section 4.16 of this Agreement. For purposes of this provision, “termination for cause” shall have the meaning assigned to it in the Engagement Letter.

(b) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a) or Article V hereof, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of Underwriters’ Counsel; provided, that such expenses may not exceed the amounts set forth in Section [__] (and further provided that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via e-mail attachment at the email address set forth below at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth below on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:

if sent to the Representative or any Underwriter, shall be delivered personally, by e-mail, or sent by a nationally recognized overnight courier service to:

Sentinel Brokers Company, Inc.

102 Xanadu Place

Jupiter, FL 33477

Attention: Chief Executive Officer

with a copy to Underwriters’ Counsel (which shall not constitute notice) at:

McGuireWoods LLP

1251 Avenue of the Americas

20th Floor

New York, New York 10020

Attention: Stephen E. Older, Esq.

Email: solder@mcguirewoods.com

if sent to the Company, shall be delivered personally, by e-mail, or sent by a nationally recognized overnight courier service to:

Starton Holdings, Inc.

215 College Road, Suite 300

Paramus, New Jersey 07652

Attention: Pedro Lichtinger Waisman, Chief Executive Officer

Email: plichtinger@startontx.com

with a copy to the Company Counsel (which shall not constitute notice) at:

Fox Rothschild LLP

2001 Market Street, Suite 1700

Philadelphia, Pennsylvania 19103

Attention: Lauren Taylor

Email: LWTaylor@foxrothschild.com

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The term “successors,” as used herein, shall not include any purchaser of the Public Shares from any Underwriter merely by reason of such purchase.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

7.8 Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Public Shares. For the avoidance of doubt, Section 4.16 shall also survive the Closing and the Option Closing, if any, and the delivery of the Public Shares.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

STARTON HOLDINGS, INC.

By:
Name:
Title:

Accepted on the date first above written.

SENTINEL BROKERS COMPANY, INC.

As the Representative of the several

Underwriters listed on Schedule I

By:
Name:
Title:

SCHEDULE I

Schedule of Underwriters

Underwriters	Closing Shares	Closing Purchase Price
Sentinel Brokers Company, Inc.	[___]	$	[__]
Revere Securities LLC	[___]	$	[__]
Total	[___]	$	[__]

Sch. I-1

SCHEDULE II

Pricing Information

Number of Closing Shares: [________]

Number of Option Shares: [___________]

Public Offering Price per Closing Share and Option Share: $[___]

Underwriting Discount per Closing Share and Option Share: $[___]

Proceeds to Company per Closing Share (before expenses): $[____]

Proceeds to Company per Option Share (before expenses): $[___]

Sch. II-1

SCHEDULE III

PERMITTED FREE WRITING PROSPECTUS

[None.]

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

[None.]

Sch. III-1

Exhibit A

Form of Officer’s Certificate

FORM OF OFFICER’S CERTIFICATE

[__], 2026

OFFICERS’ CERTIFICATE

I, Pedro Lichtinger Waisman, Chairman and Chief Executive Officer of Starton Holdings, Inc., a Delaware corporation (the “Company”), and I, Scott L. Kahn, Chief Financial Officer of the Company, have carefully reviewed the Registration Statement, the General Disclosure Package, and the Prospectus, as of the Applicable Time and as of the date hereof, and the Underwriting Agreement dated as of [__], 2026 (the “Underwriting Agreement”), by and among the Company and Sentinel Brokers Company, Inc., as representative of the several underwriters named in Schedule I to the Underwriting Agreement, and do hereby certify, solely in our capacities as officers of the Company and not individually, on behalf and in the name of the Company, pursuant to Section 2.3(v) of the Underwriting Agreement, as follows:

1. In our opinion, the Registration Statement and each amendment thereto, as of the time it became effective and as of the date hereof did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the date hereof, the Prospectus and each amendment or supplement thereto, at the time it was filed with the Securities and Exchange Commission pursuant to Rule 424(b) and as of the date hereof, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2. Since the effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus.

3. No stop order suspending the effectiveness of the Registration Statement under the Securities Act of 1933 has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to our knowledge, contemplated.

4. As of the date hereof, the representations and warranties of the Company contained in the Underwriting Agreement are accurate in all material respects (other than representations and warranties already qualified by materiality, which are true and correct in all respects).

5. At or prior to the date hereof, the Company has performed all obligations, covenants and agreements required to be so performed pursuant to the Underwriting Agreement.

6. There has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the financial condition or prospects or the business activities of the Company, except as set forth in the Prospectus.

Terms defined in the Underwriting Agreement and not otherwise defined herein are used herein as therein defined. McGuireWoods LLP, counsel to the Underwriters and Fox Rothschild LLP, counsel to the Company, are entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to the Underwriting Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have, on behalf of the Company, executed this Officers’ Certificate as of the date first written above.

STARTON HOLDINGS, INC.

By:
	Name:	Pedro Lichtinger Waisman
	Title:	Chairman and Chief Executive Officer

By:
	Name:	Scott L. Kahn
	Title:	Chief Financial Officer

Exhibit B

Form of Secretary’s Certificate

FORM OF SECRETARY’S CERTIFICATE

[__], 2026

SECRETARY’S CERTIFICATE

I, [●], do hereby certify that I am the duly elected, qualified and acting Secretary of Starton Holdings, Inc., a Delaware corporation (the “Company”), and hereby certify, pursuant to Section 2.3(vi) of that certain Underwriting Agreement dated as of [__], 2026 (the “Underwriting Agreement”), by and among the Company and Sentinel Brokers Company, Inc., as representative of the several underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), solely in my capacity as an officer of the Company and not individually, on behalf and in the name of the Company, as follows:

1.	Attached hereto as Exhibit A is a true, complete and correct copy of the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended through the date hereof, certified by the Secretary of State of the State of Delaware (the “Certificate”). The Certificate has not been amended, modified or restated since [__], 2026, and is in full force and effect. No proceeding for the liquidation, merger, consolidation or dissolution of the Company, or for the sale, lease or other transfer of all or substantially all of any of the assets of the Company, is pending or is contemplated by the Company.

2.	Attached hereto as Exhibit B is a true, complete and correct copy of the Amended and Restated Bylaws of the Company, as amended and in full force and effect on the date hereof (the “Bylaws”). Such Bylaws have not been amended, modified or otherwise supplemented since [__], 2026.

3.	Attached hereto as Exhibit C are true, complete and correct copies of the [resolutions][written consent] of [(a) the Board of Directors of the Company duly adopted on [_______] and (b) the Pricing Committee of the Board of Directors on [___________]]. Such resolutions have not in any way been amended, supplemented, modified, revoked or rescinded since their adoption and remain in full force and effect as of the date hereof; such resolutions are the only resolutions adopted by the Board of Directors of the Company and any committee thereof now in force relating to or affecting (a) the Company’s offering of its shares of common stock, par value $0.001 per share (“Common Stock”), to be sold by the Company pursuant to the Underwriting Agreement, (b) the Company’s Registration Statement on Form S-1, (Registration No. 333-292059) (the “Registration Statement”), and (c) all other transactions with respect to the Common Stock contemplated by the Registration Statement and the Prospectus including without limitation the authorization and ratification of the Registration Statement and any amendments thereto, the execution and delivery by the Company of the Underwriting Agreement and the authorization, pricing and issuance of the shares of Common Stock to be sold by the Company to the Underwriters pursuant to the terms of the Underwriting Agreement.

4.	The persons whose names appear on Exhibit D hereto are duly elected, qualified and acting officers of the Company, occupying the offices set forth opposite their respective names, and the signatures set forth opposite their respective names are the true and genuine signatures of such officers, and such officers, at the time or the respective times of the execution of (a) the Registration Statement and each amendment thereto, (b) the Underwriting Agreement and (c) any other instrument, agreement, certificate or document delivered in connection with the offering of the Common Stock were, at the respective times of such signing and delivery and are now, duly elected or appointed, qualified and acting as such director, officer or attorney-in-fact, as the case may be, and were duly authorized to execute and deliver such document on behalf of the Company or as attorney-in-fact, as the case may be, and at the time of the issuance of the Common Stock and accompanying warrants by the transfer agent and registrar and, in the case of the documents referred to in (a) above, at the time of filing such Registration Statement and amendments thereto with the Securities and Exchange Commission; and the signatures of such persons appearing on such documents are the genuine signatures of such persons.

5.	Attached hereto as Exhibit E are true, correct and complete copies of a good standing (or equivalent) certificate as of a recent date for the Company by the State of Delaware and a certificate of foreign qualification (or equivalent) as of a recent date for the Company by the State of [______], and such certificates attached hereto have not been amended (except as attached thereto) since the date reflected thereon.

6.	The minute books and records of the Company relating to all proceedings of the Company’s stockholders, the Board of Directors and all committees of the Board of Directors made available to McGuireWoods LLP, counsel for the Underwriters, and Fox Rothschild LLP, counsel for the Company, are, their original minute books and corporate records, or are true and correct copies thereof in all material respects, with respect to all proceedings of said stockholders, Board of Directors and committees so provided.

Terms defined in the Underwriting Agreement and not otherwise defined herein are used herein as therein defined. McGuireWoods LLP and Fox Rothschild LLP are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Underwriting Agreement.

(Signature pages follow)

IN WITNESS WHEREOF, I have signed this certificate on behalf of the Company as of the date first written above.

STARTON HOLDINGS, INC.

By:
Name:
	Title:	Secretary

Exhibit A

Certificate of Incorporation

(see attached.)

Exhibit B

Bylaws

(see attached.)

Exhibit C

Resolutions of the Board of Directors

(see attached.)

Exhibit D

Incumbency

The following is a correct designation of the names of the persons who have been at all times on and after [_______], the duly elected or appointed, qualified and acting officers of the Company holding the respective offices set forth opposite their respective names below along with their specimen signatures.

Name	Title	Specimen Signature

Exhibit E

Certificate of Good Standing

(see attached.)

Exhibit C

Form of Lock-Up Agreement

C-1